UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

AMYLYX PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41199	46-4600503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43 Thorndike St., Cambridge, MA		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 682-0917

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMLX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On June 21, 2024, Amylyx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Eiger BioPharmaceuticals, Inc., a Delaware corporation (the “Seller”), pursuant to which, subject to the terms and conditions set forth in the Asset Purchase Agreement, the Company agreed to acquire substantially all of the Seller’s rights, title, and interests in, to and under those assets and interests used by the Seller in the development, manufacture, and commercialization of Avexitide (as such term is defined in the Asset Purchase Agreement) (the “Transferred Assets”) for $35.1 million plus the aggregate amount of Determined Cure Costs and Assumed Liabilities (as such terms are defined in the Asset Purchase Agreement) (the “Transaction”).

The Asset Purchase Agreement contains customary representations and warranties of the parties and is subject to a number of closing conditions, including, among others, (i) the accuracy of representations and warranties of the parties; (ii) the entry of an order approving the Asset Purchase Agreement and the transactions therein by the Bankruptcy Court (as defined below); (iii) compliance in all material respects with the obligations of the parties set forth in the Asset Purchase Agreement; and (iv) the receipt by the Seller of certain third-party consents.

The Seller and its direct subsidiaries filed voluntary petitions for relief under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) under the caption In re Eiger BioPharmaceuticals, Inc., et al, Case No. 24-80040, which commenced on April 1, 2024. The foregoing description of the Asset Purchase Agreement remains subject to approval by the Bankruptcy Court, is not complete, and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is hereby incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains statements that are, or may be deemed, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, the Company’s expectations regarding the Asset Purchase Agreement, including the expectation of the entry of an order approving the Asset Purchase Agreement and the transactions therein by the Bankruptcy Court, and the Company’s ability to complete the transactions contemplated by the Asset Purchase Agreement. Any forward-looking statements in this Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: uncertainty surrounding the Bankruptcy’s Court entry of an order approving the Asset Purchase Agreement and the transactions therein; the occurrence of any event, change or other circumstances that could give rise to the right of the Company or the Seller to terminate the Asset Purchase Agreement, and the possibility that the Transaction is not completed. All forward-looking statements contained in this Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No	Description

10.1	Asset Purchase Agreement, dated June 21, 2024.*
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	In accordance with Item 601(a)(5) of Regulation S-K, certain schedules or similar attachments to this exhibit have been omitted from this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMYLYX PHARMACEUTICALS, INC.

Date: June 21, 2024	By:	/s/ James M. Frates
James M. Frates
Chief Financial Officer